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                                                                   EXHIBIT 14(d)


                     CONSENT OF FULBRIGHT & JAWORSKI L.L.P.



         We hereby consent to the references to us in the Registration Statement on Form N-14 under the captions "SYNOPSIS - The Transaction," "ADDITIONAL INFORMATION ABOUT THE AGREEMENT - Other Terms" and "- Federal Tax Consequences" and "LEGAL MATTERS" in such Registration Statement and such Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations issued thereunder.


                                                 /s/ FULBRIGHT & JAWORSKI L.L.P.
                                                 Fulbright & Jaworski L.L.P.


Houston, Texas
May 15, 1997